Exhibit 4.2

                       [FORM OF RIGHT CERTIFICATE]

Certificate No. R-                                ____________ Rights


NOT EXERCISABLE AFTER NOVEMBER 25, 2007 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF THE RIGHTS AGREEMENT.] <F2>


                                RIGHT CERTIFICATE

                        INTELLIGENT SYSTEMS CORPORATION

     THIS CERTIFIES THAT _____________________, OR REGISTERED ASSIGNS, IS THE REGISTERED OWNER OF THE NUMBER OF RIGHTS SET FORTH ABOVE, EACH OF WHICH ENTITLES THE OWNER THEREOF, SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS OF THE RIGHTS AGREEMENT, DATED AS OF NOVEMBER 25, 1997 (THE "RIGHTS AGREEMENT"), BETWEEN INTELLIGENT SYSTEMS CORPORATION, A GEORGIA CORPORATION (THE "COMPANY"), AND AMERICAN STOCK TRANSFER & TRUST COMPANY (THE "RIGHTS AGENT"), TO PURCHASE FROM THE COMPANY AT ANY TIME AFTER THE DISTRIBUTION DATE (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND PRIOR TO 5:00 P.M. (ATLANTA, GEORGIA TIME) ON NOVEMBER 25, 2007, UNLESS THE RIGHTS EVIDENCED HEREBY SHALL HAVE BEEN PREVIOUSLY REDEEMED BY THE COMPANY, AT THE OFFICE OF THE RIGHTS AGENT DESIGNATED FOR SUCH PURPOSE, OR AT THE OFFICE OF ITS SUCCESSOR AS RIGHTS AGENT, one one-hundredth of a fully-paid, non-assessable share of Series A Preferred Share, $0.10 par value per share (the "Preferred Shares"), of the Company, (or in certain circumstances, cash, property or other securities of the Company), at a purchase price of $20.00 per one one-hundredth Preferred Share (the "Purchase Price"), per Right represented by this Right Certificate, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise thereof set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of November 25, 1997 based on the Preferred Shares as constituted at such date.

[FN]
     <F2>  The portion of the legend shall be modified to apply to an Acquiring
Person as applicable and shall replace the preceding sentence.
/FN

     Upon the occurrence of a Section 11(a)(ii) Event (as such term is described in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after the Acquiring Person becomes such, or
(iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredth Preferred Shares or other securities that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copieus of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be redeemed by the Company at a redemption price of $.01 per Right (subject to adjustment as provided in the Rights Agreement), payable in cash (or, in certain circumstances, Common Shares or any other form of consideration deemed appropriate by the Company's Board of Directors).

     The Company shall not be required to issue any fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are one one-hundredth or integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company. Dated as of ______________.

                         INTELLIGENT SYSTEMS CORPORATION

                         By:____________________________________

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By: ________________________________
     Authorized Officer

                 [Form of Reverse Side of Right Certificate]


                              FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

     FOR VALUE RECEIVED ______________________ hereby sells, assigns and transfers unto ______________________________________________________________
_____________________________________________________________________________
               (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: _________________, _____


                                        _____________________________________
                                        Signature


                              CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), and

     (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person.

Dated: _________________, _____


                                        _____________________________________
                                        Signature


Signature Guaranteed: ________________________


                                  NOTICE

     The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                      FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise Rights represented by the Right Certificate.)

To:  American Stock Transfer & Trust Company

     The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase the Preferred Shares (or such other securities of the Company or of any other person which may be issuable upon exercise of the Rights) issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of and delivered to:

_______________________________________________________________________________
(Please print name and address)


_______________________________________________________________________________
(Please insert social security or other identifying number)


     If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:


_______________________________________________________________________________
(Please print name and address)


_______________________________________________________________________________
(Please insert social security or other identifying number)

Dated: _________________, _____


                                        _____________________________________
                                        Signature

Signature Guaranteed: ________________________

                              CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) Rights evidenced by this Rights Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), and

     (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person.


Dated: _________________, _____


                                        _____________________________________
                                        Signature


Signature Guaranteed: ________________________


                              NOTICE

     The signatures in the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

____________________________________________________________________________


                              WARNING

     In the event the Certificate set forth above in the Assignment and Election to Purchase is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate of such Acquiring Person (as defined in the Rights Agreement), and such Assignment or Election to Purchase will not be honored.